Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the registration statement of Cellegy Pharmaceuticals, Inc., on Form S-4 of our report dated November 12, 2008, relating to the consolidated financial statements of Adamis Pharmaceuticals Corporation for the year ended March 31, 2008. We also consent to the reference to us under the heading “Experts” in this registration statement.

/s/ GOLDSTEIN LEWIN & CO.
Boca Raton, Florida February 4, 2009